UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 30, 2022
Dream Finders Homes, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39916	85-2983036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14701 Phillips Highway, Suite 300 Jacksonville , Florida	32256
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (904) 644-7670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	DFH	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(d) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 30, 2022, the Board of Directors (the “Board”) of Dream Finders Homes, Inc. (the “Company”) expanded the number of directors to six members and appointed Leonard M. Sturm to serve as director on the Board. The Board has appointed Mr. Sturm to serve as the Chairman of the Audit Committee and a member of the Nominating and Governance Committee, effective immediately. The Board has determined that Mr. Sturm qualifies as an “audit committee financial expert”, as such term is defined in Item 407(d) of Regulation S-K. Mr. Sturm is also independent under the rules of the New York Stock Exchange and the NASDAQ markets.

Justin W. Udelhofen, the previous Audit Committee Chairman, will remain a director on the Board and will continue to serve on the Audit Committee. Furthermore, Mr. Udelhofen has been appointed to the Compensation Committee, effective immediately.

Mr. Sturm retired at the end of 2014 as an audit partner in the New York office of KPMG LLP (“KPMG”) after a thirty-seven year career conducting financial statement audits of primarily public companies and audits of internal controls under Section 404 of the Sarbanes-Oxley Act. He was a member of the New York audit leadership team for a number of years through 2012, and subsequently joined KPMG’s department of professional practice, assuming certain national responsibilities for KPMG’s quality review process until his retirement. Mr. Sturm also served as a member of KPMG’s audit committee for three years. Mr. Sturm’s audit clients included Cablevision Systems Corporation, Aeroflex Incorporated, Excel Technology Inc., AMC Networks Inc. and Canon. During his tenure at KPMG, Mr. Sturm authored the annual “Metropolitan New York Regional Software Industry Outlook”, which provided comprehensive industry analysis and benchmarking data. Mr. Sturm was also a founder and treasurer on the board of directors of LISTnet, was the chairman of the board of directors for the Long Island Software and Technology Incubator, served as the treasurer on the board of directors of Gold Coast Villas Association and served as a member on the board of directors of the Huntington Chamber of Commerce. He also served as president of the New York Chapter of the Association of Government Accountants, was a member on the defense contractor committee of the American Institute of CPA's and co-authored the “Government Contractors Industry Audit and Accounting Guide.”

Mr. Sturm, age 68, currently serves as a member of the board of directors and chairman of the audit committee of Jolley Holding Aruba, which consists of numerous companies that operate in commercial real estate and car dealership, rental, retail and wholesale businesses. In that capacity, Mr. Sturm assists in board oversight of the integrity of the financial statements, the monitoring and management of financial risks, the effectiveness of internal financial controls, compliance with regulatory requirements and the work of the independent auditors and the internal audit function.

For his 2022 compensation, Mr. Sturm will receive an initial restricted stock grant of 1,887 shares that will vest in equal amounts over three years starting April 1, 2023.

There are no family relationships between Mr. Sturm and any director or other executive officer of the Company nor are there any transactions between Mr. Sturm or any member of his immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction. There are no other arrangements or understandings between Mr. Sturm and any other persons or entities pursuant to which Mr. Sturm was appointed as a director of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREAM FINDERS HOMES, INC.

	By:	/s/ Robert E. Riva

Robert E. Riva
Vice President, General Counsel and Corporate Secretary

Date: October 4, 2022